Exhibit 99.2

1 ASX ANNOUNCEMENT - 2025 FULL YEAR RESULTS 24 February 2026 Coronado Global Resources Inc. today announced its full-year 2025 results, marking the culmination of a multi‑year transformation, delivering a lower cost base, higher production capacity, and a more resilient capital structure, despite very challenging market conditions. We believe these achievements position the Company to deliver a step change in cash flow and profitability in 2026. 2025 FULL YEAR REVIEW • Expansion Projects Delivered and Demonstrating Forecasted Returns: The value accretive Mammoth Underground and Buchanan Expansion projects were completed on time and on budget, adding approximately 3 Mtpa of incremental capacity from 2026, and achieving that run-rate at the end of the year. The projects generated ~$15 million of incremental mine operating cash flow during the ramp-up phase in FY25 and, at consensus pricing, are expected to add an incremental $300 million of mine operating cash flow in FY26, resulting in a payback period of just under one year for both projects. • Significant Cost Reduction Achieved: Coronado delivered an improvement in its cost profile in FY25, achieving ~$165 million in mining cost reductions (following a ~$100 million fleet reduction at Curragh Complex in 2024) and driving a 9% decrease in average mining costs per tonne sold to $97.5/t, supported by dragline productivity improving to >50% of total waste movement, a 35% improvement on historical lows. These structural gains, together with the expected full‑year contribution from the Mammoth Underground and Buchanan expansion projects, should position Coronado firmly in the second cost quartile heading into FY26, with mine cash cost guidance improving further to $88–96/t, reflecting higher volumes from lower‑cost assets and reduced capital intensity. • Proven and Sustained Operational Momentum: Coronado achieved a step-change in performance in 2025, breaking numerous long-standing records across production and sales metrics, delivering four consecutive quarters of sales growth, culminating in the strongest half-year results in years. Sales volumes were up 19% compared to the first half, with the December quarter marking the best quarterly Sales volumes since FY21. Saleable production reached its highest level since H1 FY21, and ROM production output was the strongest since H1 FY19. Dragline and skip performance were among the best in the Company’s history. At Curragh, consistent mining production of over 1 million tonnes per month shifted the production bottleneck to the plant, as planned, and the successful completion of a two-week plant shutdown in February is expected to set Curragh up to achieve better throughput and product mix. One of the two planned longwall moves at Buchanan was also completed in February, setting the mine up for strong production and utilisation of the newly installed additional hoisting capacity. • Liquidity Reset and Benefits Brought Forward: The Curragh Complex remains a strategically important operation for Queensland’s energy needs, supplying consistent baseload fuel to Stanwell Corporation under long‑term arrangements that support grid reliability and enable stable power generation. The $150 million of liquidity support provided by Stanwell in the first half of FY25, and the more recent restructuring of the Stanwell arrangements, which provided a US$265 million ABL Facility and long-term prepayment mechanism for nominated coal deliveries, are testament to Curragh’s strategic importance. The Stanwell arrangement restructure accelerated the cash flow inflection point previously expected in FY27, and we are now seeing the benefits. The new Stanwell arrangements provide material downside liquidity protection when cash balances fall below $250 million, which is expected to result in a more resilient capital structure and improve our ability to absorb market volatility and support operational continuity.

2 COMMENTS FROM MANAGING DIRECTOR AND CEO, DOUGLAS THOMPSON “Safety remains our highest priority across all operations and we have invested significant effort over many years to strengthen our safety culture and systems. We continue to build on that foundation which, has delivered meaningful improvements over time. Our recent safety performance, however, makes it clear that there is more to be done. We are taking steps to review and improve our processes and are implementing initiatives, particularly cultural and behavioural interventions, designed to reduce risk and improve safety performance across all our operations. Operationally, 2025 delivered a step change in performance. We achieved record production through a multi‑year improvement plan, lowered our cost base, successfully completed our growth projects on time and on budget, demonstrating nameplate run rates, and significantly strengthened our liquidity position despite challenging market conditions. With 1 Mt of incremental production delivered in 2025 and 3 Mt of additional capacity expected from 2026, improved productivity, and a reset of Stanwell arrangements that brings forward a significant improvement in cash flow, the Company enters 2026 with strong momentum, lower costs, and improved earnings potential.” FINANCIAL PERFORMANCE Coronado faced a challenging year in 2025, with results impacted by softer metallurgical coal pricing and a strategic decision to complete expansion projects despite softening market conditions. The $15 million mine operating contribution from these projects (during ramp-up) and an anticipated pay-back of less than a year confirms that was the right decision at the time. While headline financial metrics reflect negative outcomes, as would be expected when markets are soft, operational performance strengthened following a multi-year transformation programme, with saleable production increasing year-on-year and sales volumes remained broadly stable. Significant reductions in mining and operating costs made a material contribution to our second-quartile cost positioning. Curragh achieved 1 Mt of production per month, on average, over the last seven months of the year and Q4 was the strongest sales quarter in several years. Buchanan generated $74 million of Adjusted EBITDA during 2025 and self-funded the expansion project capital expenditure. Liquidity and balance sheet resilience were key priorities throughout FY25, achieved primarily through two landmark transactions with Stanwell. The first was a $150 million prepayment and rebate deferral arrangement, and the second was a $265 million, 9% p.a. ABL Facility with light covenants, together with a coal prepayment arrangement that has the cash flow effect of selling thermal coal at market prices when our cash balance is below $200 million. This was transformational for the resilience of Coronado’s capital structure, and depending on coal price, is expected to contribute up to $170 million to liquidity in 2026. Looking ahead, these balance sheet and business improvements create a structural improvement in cash flow from 2026 onward. The Stanwell rebate has been forgiven, and the prepayment mechanism effectively results in spot pricing when our liquidity is low. At the same time, capital expenditure is expected to be materially lower following the completion of our major growth projects, and expansion volumes are expected to materially lift operating cash inflows, partially offset by higher additional development costs associated with previously deferred waste removal and development. With global steel demand forecast to improve and supply constraints supporting pricing, we believe Coronado is well positioned to deliver improved margins and sustainable returns in the coming year.

FINANCIAL RESULTS	2025	2024
Revenue ($m)	**1,949.8**	**2,507.7**
Net Loss ($m)	**(432.1)**	**(108.9)**
Adjusted EBITDA ($m)	**(144.2)**	**115.1**
Net Debt ($m)	**(524.1)**	**(85.1)**
Saleable Production (Mt)	**16.0**	**15.3**
Sales Volume (Mt)	**15.6**	**15.8**
Average Realised Met Price per tonne sold ($/Mt)	**149.3**	**185.3**
Mining Cost per tonne sold ($/Mt)	**97.5**	**107.4**
Operating Cost per tonne sold ($/Mt)	**132.1**	**149.2**
Capital Expenditure ($m)	**244.8**	**248.1**

Coronado Global Resources Inc. (Coronado, Company or the Group) (ASX: CRN) has released its full year financial results for the year ended 31 December 2025 (2025). All amounts quoted in this release are in USD and million metric tonnes (Mt). Comparisons are to the year ended 31 December 2024 (2024) unless otherwise stated.

For a detailed review of Coronado's operating and financial performance, please see the Appendix 4E lodged with the ASX on 24 February 2026. Coronado expects to file its full Form 10-K in March 2026, following completion of standard year-end audit procedures. The Company does not anticipate material changes to the financial results disclosed in this release.

2026 GUIDANCE

	Actual 2025	Guidance 2026
Saleable production (Mt)	16	**16 – 17**
Average mining cash costs per tonne produced ($/t)*	96	**88 – 96**
Capex ($m)	245	**150 - 175**

* Average mining cash costs per tonne produced ($/t) assumes an AUD : USD foreign exchange rate assumption of 0.68 for 2026. The inability to predict the amount and timing of the items impacting comparability makes a detailed reconciliation of forward-looking non-GAAP financial measures impracticable. Please see the end of this release for more information.

Coronado's FY26 guidance reflects continued operational momentum, with Saleable production expected to increase to 16–17 Mt, supported by a full year of output from the Mammoth Underground and Buchanan expansion projects, partially offset by lower volumes expected from Logan. Average mining cash costs per tonne produced are forecast to improve to $88–96/t, benefiting from higher-margin production from recently completed growth projects and reduced exposure to Logan's higher operating cost base. Capital expenditure is expected to decrease meaningfully to $150–175 million, reflecting the completion of major expansion investments and a shift to sustaining development at Curragh and Buchanan after FY25 cash conservation.

Approved for release by the Board of Directors of Coronado Global Resources Inc.

For further information please contact:

Investors
Chantelle Essa
Vice President Investor RelationsP: +61 477 949 261
E: cessa@coronadoglobal.com
E: investors@coronadoglobal.com

Media
Helen McCombie
Sodali & Co
P: +61 411 756 248
E: helen.mccombie@soldai.com

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4 Cautionary Notice Regarding Forward – Looking Statements This release contains forward-looking statements concerning our business, operations, financial performance and condition, the coal, steel and other industries, and our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements may be identified by words such as "may", "could", "believes", "estimates", "expects", "intends", “plans”, "considers", “forecasts”, “anticipates”, “targets” and other similar words that involve risk and uncertainties. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividend payments, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, including the anticipated benefits of the Stanwell arrangements, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the Company's good faith beliefs, assumptions and expectations, but they are not a guarantee of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended 31 December 2025 to be filed with the ASX and SEC, as well as additional factors we may describe from time to time in other filings with the ASX and SEC. You may get such filings for free at our website at www.coronadoglobal.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. Reconciliation of Non-GAAP Measures This release includes a discussion of results of operations and references to and analysis of certain non-GAAP measures (as described below) which are financial measures not recognised in accordance with U.S. GAAP. Non-GAAP financial measures are used by the Company and investors to measure operating performance. Management uses a variety of financial and operating metrics to analyze performance. These metrics are significant in assessing operating results and profitability. These financial and operating metrics include: (i) safety and environmental statistics; (ii) Adjusted EBITDA; (iii) total sales volumes and average realised price per Mt sold, which we define as total coal revenues divided by total sales volume; (iv) Metallurgical coal sales volumes and average realised Metallurgical coal price per tonne sold, which we define as Metallurgical coal revenues divided by Metallurgical coal sales volume; (v) Mining costs per Mt sold, which we define as mining cost of coal revenues divided by sales volumes (excluding non-produced coal) for the respective segment; and (vi) Operating costs per Mt sold, which we define as operating costs divided by sales volumes for the respective segment. Investors should be aware that the Company’s presentation of Adjusted EBITDA and other non-GAAP measures may not be comparable to similarly titled financial measures used by other companies. We define Net (Debt)/Cash as cash and cash equivalents (excluding restricted cash) less the outstanding aggregate principal amount of interest-bearing liabilities. Reconciliations of certain forward-looking non-GAAP financial measures, including our 2026 mining cost per tonne sold guidance, to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability and the periods in which such items may be recognised. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Coronado

MINING AND OPERATING COSTS PER TONNE RECONCILIATION

	For the year ended 31 December 2025
(In US$'000, except for volume data)	Total Consolidated
Total costs and expenses	**2,281,473**
Less: Selling, general and administrative expense	(39,250)
Less: Depreciation, depletion and amortization	(185,350)
Total operating costs	**2,056,873**
Less: Other royalties	(163,747)
Less: Stanwell rebate	(100,542)
Less: Freight expenses	(268,015)
Less: Other non-mining costs	(7,030)
Total mining costs	**1,517,539**
Sales Volume excluding non-produced coal (Mt)	15.6
Mining cost per Mt sold ($/Mt)	**$97.5/t**

	For the year ended 31 December 2024
(In US$'000, except for volume data)	Total Consolidated
Total costs and expenses	**2,587,256**
Less: Selling, general and administrative expense	(36,944)
Less: Depreciation, depletion and amortization	(187,400)
Total operating costs	**2,362,912**
Less: Other royalties	(289,678)
Less: Stanwell rebate	(116,870)
Less: Freight expenses	(241,377)
Less: Other non-mining costs	(31,679)
Total mining costs	**1,683,308**
Sales Volume excluding non-produced coal (Mt)	15.7
Mining cost per Mt sold ($/Mt)	**$107.4/t**

	For the year ended 31 December 2025
(In US$'000, except for volume data)	Total Consolidated
Total costs and expenses	**2,281,473**
Less: Selling, general and administrative expense	(39,250)
Less: Depreciation, depletion and amortization	(185,350)
Total operating costs	**2,056,873**
Less: Other royalties	(163,747)
Less: Stanwell rebate	(100,542)
Less: Freight expenses	(268,015)
Less: Other non-mining costs	(7,030)
Inventory Movement	18,705
Total mining cash costs	**1,536,244**
Sales Volume excluding non-produced coal (Mt)	16.0
Mining cost per Mt sold ($/Mt)	**$96.3/t**

(In US$'000, except for volume data)	For the year ended 31 December 2025	For the year ended 31 December 2024
Total costs and expenses	**2,281,473**	**2,587,256**
Less: Selling, general and administrative expense	(39,250)	(36,944)
Less: Depreciation, depletion and amortization	(185,350)	(187,400)
Total operating costs	**2,056,873**	**2,362,912**
Sales Volume (Mt)	15.6	15.8
Operating cost per Mt sold ($/Mt)	**$132.1/t**	**$149.2/t**

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REALISED PRICING RECONCILIATION

	For the year ended 31 December 2025		
(In US$'000, except for volume data)	Australia	United States	Consolidated
Total revenues	**1,185,298**	**764,489**	**1,949,787**
Less: Other revenues	(28,569)	(802)	(29,371)
Total coal revenues	1,156,729	763,687	1,920,416
Less: Thermal coal revenues	(131,901)	(29,410)	(161,311)
Metallurgical coal revenues	**1,024,828**	**734,277**	**1,759,105**
Volume of Metallurgical coal sold (Mt)	6.9	4.9	11.8
Average realised metallurgical coal price per Mt sold	**$149.3/t**	**$149.2/t**	**$149.3/t**

	For the year ended 31 December 2024		
(In US$'000, except for volume data)	Australia	United States	Consolidated
Total revenues	**1,594,981**	**912,732**	**2,507,713**
Less: Other revenues	(34,706)	(28,145)	(62,851)
Total coal revenues	1,560,275	884,587	2,444,862
Less: Thermal coal revenues	(87,798)	(30,000)	(117,798)
Metallurgical coal revenues	**1,472,477**	**854,587**	**2,327,064**
Volume of Metallurgical coal sold (Mt)	7.2	5.3	12.5
Average realised metallurgical coal price per Mt sold	**$203.9/t**	**$160.1/t**	**$185.3/t**

ADJUSTED EBITDA RECONCILIATION

(In US$'000)	For the year ended 31 December 2025	For the year ended 31 December 2024
Reconciliation to Adjusted EBITDA:		
Net (loss)	**(432,056)**	**(108,881)**
Add: Depreciation, depletion and amortization	185,350	187,400
Add: Impairment of non-core assets		10,585
Add: Interest expense, net	99,291	58,856
Add: Other foreign exchange gains	(585)	(12,339)
Add: Restructuring costs		729
Add: Loss on debt extinguishment	19,258	14,732
Add: Income tax benefit	(12,359)	(40,309)
Add: (Gain) losses on sale of assets	(8,817)	4,574
Add: Increase (decrease) in provision for discounting and credit losses	4,758	(207)
Add: Other costs	993	
Adjusted EBITDA	**(144,167)**	**115,140**

NET CASH RECONCILIATION

(In US$'000)	31 December 2025	31 December 2024
Reconciliation to Net Debt:		
Cash and cash equivalents	**173,032**	**339,625**
Less: Restricted cash	(251)	(251)
Cash and cash equivalents (excluding restricted cash)	**172,781**	**339,374**
Less: Interest bearing liabilities	(696,863)	(424,472)
Net Debt	**(524,082)**	**(85,098)**

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GLOSSARY

A$	Australian dollar currency
ABL Facility	Asset Based Lending facility
AEST	Australian Eastern Standard Time
AU / AUS	Australia
ASX	Australian Securities Exchange
Available Liquidity	Refer Non-GAAP Financial Measures section
Average Mining Costs Per Tonne Sold	Refer Non-GAAP Financial Measures section
Capital Expenditure	Expenditure included as a component of Investing Activities within the Coronado Consolidated Statement of Cash Flows
CDI	Chess Depositary Interest
CHPP	Coal Handling Preparation Plant
Closing Cash	Cash and Cash Equivalents (excluding restricted cash) at the end of the quarter
EBITDA	Earnings before interest, tax, depreciation, and amortization
FOB	Free On Board in the vessel at the port
FOR	Free on Rail in the railcar at the mine
Free Cash Flow	Net Cash from Operating Activities less cash taxes, Capital Expenditure, Acquisition Expenditure, amounts reserved for Capital / Acquisition Expenditure and amounts required for Fixed Dividends and Debt Servicing.
FY	Full Year 1 January to 31 December
Group	Result for all Coronado Global Resources entities in Australia and the United States
H1	First six months of calendar year
HCC	Hard coking coal
HVA	High Vol A
HVB	High Vol B
Kt	Thousand tonnes, metric
LTI	Lost Time Injury
LV HCC FOB USEC index price	Low-Volatile Hard Coking Coal Free On Board United States East Coast benchmark index price
Mbcms	Million Bank Cubic Metres of waste movement
Met Coal	Metallurgical quality coal
Mt	Million tonnes, metric
Net (Debt) / Cash	Refer Non-GAAP Financial Measures section
NEWC Thermal index price	Thermal Coal Free On Board Newcastle (Australia) benchmark index price
One Curragh Plan	The planned improvement initiatives at the Company's Curragh Mine Complex in Australia.
PCI	Pulverised Coal Injection
PLV HCC FOB AUS index price	Premium Low-Volatile Hard Coking Coal Free On Board Australian benchmark index price
PLV HCC CFR China index price	Premium Low-Volatile Hard Coking Coal (including cost of freight) to China benchmark index price
Prime Waste	Overburden removed (excluding rehandled waste) to gain access to the ore body
Realised pricing	Actual price received
Average realised Met price per tonne sold	Refer Non-GAAP Financial Measures section
ROM	Run of Mine, coal mined unwashed
Saleable production	Coal available to sell, either washed or bypassed
Sales volumes	Sales to third parties
SGX Forward Curve	Singapore Exchange Australian Coking Coal futures quotes
Strip Ratio	Ratio of overburden removed to coal mined (ROM)
tCO2e	Tonnes of Carbon Dioxide equivalent emissions
Total Waste	Overburden removed (including rehandled waste) to gain access to the ore body
TRIFR	Total Reportable Injury Frequency Rate, is the number of fatalities, lost time injuries, cases or substitute work and other injuries requiring medical treatment per million hours worked on a rolling 12-month basis (used in Australia)
TRIR	Total Reportable Incident Rate, is a mathematical computation that takes into account how many Mine Safety and Health Administration (MSHA) recordable incidents our Company has per 200,000 hours worked on a rolling 12-month basis (used in the U.S. and for the Group)
US$	United States dollar currency
U.S.	United States of America
VWAP	Volume Weighted Average Realised Price
YTD	Year-to-date for the calendar year

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